Exhibit 1.1

SOLICITING DEALER AGREEMENT

SOLICITING DEALER AGREEMENT, dated as of February 13, 2008 (“Agreement”), between NORTH AMERICAN ROYALTY CORP., a Maryland corporation (the “Company”), and ALARON FINANCIAL SERVICES, INC., (the “Agent”). Each of the parties to this Agreement are referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company proposes to offer and sell a minimum of 170,000 shares of Common Stock (the “Minimum Offering Amount”) and up to a maximum of 800,000 shares of Common Stock (the “Maximum Offering Amount”), the “Shares”), for a purchase price of $3.00 per Share (unless adjusted by the mutual agreement of the Parties), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) upon the terms and subject to the conditions as set forth herein (the “Offering”).

The Company has determined to use the services of the Agent, including other securities dealers which may be engaged to sell the Offering by virtue of an agreement with the Agent, as its exclusive agent to solicit subscriptions for the Shares on a “best efforts” basis for an offering period which extends for six (6) months following the effective date of the Registration Statement (defined below), provided however, that if the Minimum Offering Amount is not sold within one hundred twenty (120) days of the effective date of the Registration Statement, the offering period, will end on the one hundred twentieth day after the effective date of the Registration Statement (the “Offering Period”). The Agent hereby agrees to act in such capacity and to use its best efforts to find purchasers for the Shares in accordance with the terms and conditions of this Agreement.

Additionally, the Agent may offer the Shares on a wholesale basis to other qualified broker/dealers who are members of the NASD (each a “Selling Agent” or “Co-Underwriter”), on the offering date and subsequent thereto, subject to the foregoing and on the conditions of a Selling Agency Agreement executed with the Agent. A Selling Agent or a Co-Underwriter may offer Shares to the public under the same terms and conditions as are established herein and the laws and regulations of such jurisdiction wherein such sale is transacted. Accompanying this Agreement is a copy of the Company’s Registration Statement on Form S-1 (including the Company’s Prospectus relating to the Offering) prepared for use in conjunction with the offer and sale of the Shares (which document as may be amended from time to time is herein referred to as the “Registration Statement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Agent as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Maryland, and has the power and authority to carry on its business as conducted or proposed to be conducted by it and to hold title to its property, which business and property is accurately and fully described in the Registration Statement. The Company has the corporate power and authority to execute and deliver this Agreement, to conduct such business and to perform its obligations hereunder and consummate the transactions contemplated by the Offering and this Agreement.

(b) When (i) the Company has received payment for subscriptions in accordance with the provisions of the Registration Statement, and (ii) certificates evidencing the Shares have been issued to the respective subscribers therefor, the Shares will be validly issued, fully paid and non-assessable.

(c) When the Registration Statement becomes effective, and at all times subsequent thereto, and including the date of the Final Closing, and during such longer period as the prospectus forming a part of the Registration Statement (the “Prospectus”) may be required to be delivered in connection with sales by the Agent, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the regulations promulgated thereunder (the “Regulations”), will comply with the Act and Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to he stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no preliminary Prospectus, as of the date filed with the Commission, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 1(c) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to the Agent by or on behalf of the Agent expressly for inclusion in any preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

(d) Neither the Commission nor the blue sky or securities authority of any jurisdiction has issued an order (a Stop Order) suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

(e) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 1,800,666 shares of Common Stock are issued and outstanding, and 10,000,000 shares of Preferred Stock, 78,750 of which are issued or outstanding; 300,000 shares of Common Stock are reserved for issuance of outstanding warrants and 787,500 shares of Common Stock are reserved for issuance on conversion of outstanding Preferred Stock. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus. All sales of securities made by the Company at any time since its inception were issued pursuant to valid exemptions under applicable federal and state securities laws and except for compensation paid to the Agent, no commissions were paid and no advertising or other general solicitation was made in connection with any of such sales.

(f) Except as disclosed in the Registration Statement, there are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against or affecting the Company which could prevent or interfere with or adversely affect the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder or the offering, issuance and sale of the Shares, or which, individually or in the aggregate, would have a material adverse effect on the value of the assets or the operation of the business of the Company.

(g) Except as otherwise disclosed in the Registration Statement, all requisite authorizations, approvals or orders from any court, governmental or regulatory official or body necessary to permit the Company to conduct its business as described in the Registration Statement will have been obtained or are in the process of being applied for prior to the date of the Initial Closing. All requisite authorizations, approvals or orders from any court or any governmental or regulatory official or body necessary for the consummation by the Company of the transactions contemplated by this Agreement will have been obtained or are in the process of being applied for prior to the date of the Initial Closing.

(h) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

(i) The Company’s execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under (i) the Company’s articles of incorporation or by-laws, (ii) any material agreement, indenture or instrument by which the Company is bound (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company), or (iii) any law, administrative regulation or court decree (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company).

(j) It is the Company’s present intention to utilize the proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement. Further, the Company has no present intention to make any material changes in its business as described in the Registration Statement.

(k) The Company represents and warrants that the financial statements of the Company contained in or attached to the Registration Statement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and present fairly the financial position of the Company as of the date indicated. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) have been made which are considered necessary for a fair presentation of such information for the periods presented. Except for the transactions contemplated by the Registration Statement, there has been no material adverse change in the condition of the Company, financial or otherwise, from that set forth in the Registration Statement. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

(l) On the date hereof, and at the date of the Initial Closing, the Company is not or will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Neither the Company nor any of its affiliates have received or are entitled to receive, directly or indirectly, any compensation or other benefit in connection with the Offering including, but not limited to, any commission or similar fee, except as described in the Registration Statement.

(n) The Company has not paid or awarded, and will not pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of the Shares as an inducement to advise the purchase of the Shares, except as such commissions or other compensation may be paid or awarded to the Agent in accordance with this Agreement in connection with the sale of the Shares as described in the Registration Statement.

(o) Any written or oral information provided to prospective purchasers of Shares by authorized representatives of the Company other than the Agent (“Authorized Persons”) will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p) The sale of the Shares has been duly and validly authorized by the Company. There are no outstanding options, warrants or other rights to purchase or otherwise acquire any Shares of the Company or any security convertible into such Shares, except as described in the Registration Statement.

(q) The Company has good and marketable leasehold title to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. To the knowledge of the Company, no real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus, or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or except properties being developed by the Company for which appropriate zoning and permitting has not yet been obtained.

(r) Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or which the Company believes may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any terns of its Articles of Incorporation (or other charter document) or by-laws.

(s) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called “Intangibles”) that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company, free and clear of all liens, security interests, pledges, and encumbrances. To the knowledge of the Company, the Company has not infringed and is not infringing any Intangibles of others and the Company has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

(t) Neither the Company nor any director, officer, agent, employee, or other person acting with authority on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended by the International Anti-Bribery Act of 1998; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(u) The Company has obtained from each officer, director and person or entity that beneficially owns shares of the Company’s Common Stock prior to the date hereof his, her or its enforceable written agreement that for a period of 12 months from the effective date of the Registration Statement, he, she or it will not, without the Agent’s prior written consent, sell or undertake any related action described in such written agreement with respect to the Company’s Common Stock owned by such person prior to the Effective Date; provided, however, that this section (u) does not apply to the Series A Preferred Shares issued by the Company which are convertible into the Company’s Common Stock. Any sales by officer, director and person or entity that beneficially owns the Company’s Common Stock prior to the date hereof will comply with applicable exemptions from the registration requirements of the Act. Public or private sales of Common Stock by such persons shall not include gifts, intra-family transfers or transfers for estate planning purposes, which shall be exempt from the foregoing provisions.

(v) Except as otherwise provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

(w) The Company is eligible to use Form S-1 for registration of the Shares.

(x) No unregistered securities of the Company, of an affiliate of the Company or of a predecessor of the Company have been sold within three years prior to the date hereof, except as described in the Registration Statement.

(y) The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

(z) None of the Company, any of its directors, officers, or beneficial owners of 10% or more of any class of its equity securities, or any of their respective affiliates, including the Company (or any other person serving in a similar capacity): (i) has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Commission, or arising out of such person’s conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser; (iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B(a), or 15B(c) of the Securities Exchange Act of 1934 (“Exchange Act”), or is subject to an order of the Commission entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade; (v) is subject to a United States Postal Service false representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud; (vi) has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under Section 8 of the Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof; (vii) has taken or failed to take any other act or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws; (viii) has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state’s securities law within five years prior to the date hereof; (ix) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud; (x) is currently subject to any state administrative enforcement order or judgment entered by that state’s securities administrator within five years prior to the date hereof or is subject to any state’s administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof; (xi) is subject to any state’s administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or (xii) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.

(aa) Other than the Agent, the Company has not contracted with any person to act as a finder or investment adviser in connection with these transactions described herein and the Company agrees to indemnify the Agent with respect to any claim for such a finder’s fee in connection with the Offering. No director or principal shareholder of the Company is a member of a broker-dealer registered with the National Association of Securities Dealers, Inc. (the “NASD”) or an employee or associated member of a broker-dealer registered with the NASD.

2. REPRESENTATIONS AND WARRANTIES OF THE AGENT.

The Agent hereby represents, warrants and agrees with the Company that:

(a) The Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with the corporate power and authority to conduct its business, to execute and deliver this Agreement, and to perform the obligations contemplated herein.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Agent and constitutes the valid, binding and enforceable agreement of the Agent, except to the extent that (i) such enforcement may be subject to the effect of bankruptcy, insolvency, organization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

(c) The Agent’s execution and delivery of this Agreement, and the performance of its obligations hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, its articles of incorporation or bylaws, any agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to Agent.

(d) As of the date of the Registration Statement, the information contained in the Registration Statement relating to the Agent, if any, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Agent is (i) a broker-dealer duly registered pursuant to the provisions of the Exchange Act; (ii) a member in good standing of the NASD; and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent will maintain all its registrations in good standing throughout the term of the Offering and the Agent will comply with all statutes and other requirements of law applicable to it with respect to its brokerage activities within those jurisdictions. To the extent required by applicable law, any individual who participates in the offer or sale of the Shares as the Agent’s agent or registered representative will be duly registered as a registered representative or principal of the Agent pursuant to the provisions of the NASD rules.

(f) Neither Agent nor any of its directors or officers nor any beneficial owner of 10% or more of any class of its equity securities, nor any of their respective affiliates (nor any other person serving in a similar capacity): (i) has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Commission, or arising out of such person’s conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser; (iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B(a), or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade; (v) is subject to a United States Postal Service false representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud; (vi) has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under Section 8 of the Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof; (vii) has taken or failed to take any other act or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws; (viii) has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state’s securities law within five years prior to the date hereof; (ix) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud; (x) is currently subject to any state administrative enforcement order or judgment entered by that state’s securities administrator within five years prior to the date hereof or is subject to any state’s administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof; (xi) is subject to any state’s administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or (xii) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.

3. SALE OF THE SHARES BY THE AGENT.

The Company and the Agent hereby agree as follows:

(a) The Offering will be made within the United States to investors to whom the Agent has furnished copies of the Prospectus and in reliance upon the registrations or exemptions from registration under the State securities laws for those States in which the Shares are to be offered.

(b) The Company hereby appoints the Agent, including Co-Underwriters or Selling Agents which have executed an Agreement with the Agent as set forth above, as its exclusive selling agent to solicit prospective purchasers of the Shares and as such to effect sales of the Shares, on a best efforts basis, for the Company (in those jurisdictions specified by the Company) during the Offering Period. The Company may terminate the Agent’s agency hereunder only if the Agent fails to perform its obligations hereunder in all material respects, upon the Agent’s material breach of any of its representations and warranties contained herein or upon the Agent’s gross negligence or willful misconduct. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Agent accepts such appointment and agrees to use its best efforts to find prospective purchasers for the Shares in accordance with the terms and conditions of this Agreement.

(c) Until the Minimum Offering Amount is received each person desiring to purchase Shares will be required to deliver payment by (i) check payable to the order of Bank of Texas, Dallas, Texas (the “Escrow Agent”) Escrow Agent for North American Royalty Corp or (ii) by wire transfer to the Escrow Agent, in the amount of the aggregate purchase price of the Shares subscribed for.

(d) Until the Minimum Offering Amount is received and accepted, all payments received and accepted from Purchasers, except as hereinafter provided, will be deposited in an escrow account (the “Escrow Account”) with the Escrow Agent. However, mere deposit of a check or receipt of a wire transfer will not constitute acceptance by the Company of a Subscription Agreement. Such funds may be temporarily invested only in investments permissible under Rule l5c2-4 of the Commission. Prior to receipt of the Minimum Offering Amount, the Company will have no right to obtain any funds from the Escrow Agent. The right of the Company to receive funds, including any interest on the funds, when the Minimum Offering Amount is received is subject to fulfillment of the conditions specified in Section 8 hereof.

(e) Prior to the Final Closing, the Company shall from time to time amend the Registration Statement in order to update the information contained therein as follows, and the Agent shall cooperate with the Company in connection with any amendments thereto. In such event, the Company promptly will notify the Agent by telephone, promptly confirmed in writing by telecopy, to suspend solicitation of offers to purchase Shares, and, if so notified by the Company, the Agent shall forthwith suspend such solicitation and cease using the Registration Statement until such time as the Company advises that solicitation may be resumed. If, in connection therewith, the Company shall, with the cooperation of the Agent, decide to amend or supplement the Registration Statement, the Company (i) will advise the Agent promptly by telephone (with confirmation in writing by telecopy), (ii) will prepare an amendment or supplement to the Registration Statement that will correct any untrue statement or omission or will make such other change as may be necessary, and (iii) will supply such amended or supplemented Registration Statement to the Agent. If such amendment or supplement is satisfactory in all respects to the Agent, the Agent will resume the solicitation

4. CLOSING DATE AND MINIMUM OFFERING DATE.

(a) The Offering Period extends for six (6) months following the effective date of the Registration Statement; provided however, that if the Minimum Offering Amount is not sold within one hundred twenty (120) days of the effective date of the Registration Statement, the Offering Period will end on the one hundred twentieth day after the effective date of the Registration Statement. The Company may hold an “Initial Closing” of the Offering at any time after subscriptions for the Minimum Offering Amount have been accepted and all the conditions to the right of the Company to obtain funds as set forth in this Agreement, including Section 8 hereof, have been satisfied. At the Initial Closing (i) the Company and the Agent shall jointly notify the Escrow Agent to release the funds from the Escrow; and (ii) the Company will issue the securities to the Subscribers; and (iii) counsel for the Company shall deliver its opinion to the Agent as provided by Section 8 hereof; and (iv) all accepted subscription amounts will be delivered to the Company. The Company may hold any number of additional “Interim Closings” from time to time after the Initial Closing. Pending each closing, each prospective investor’s payment accompanying the Subscription Agreement will be deposited in a segregated escrow account with the Escrow Agent.

(b) “Minimum Offering Date” as used herein will mean the date, not later than the one hundred twentieth (120th) day following the effective date of the Registration Statement (or such earlier date as is mutually agreed by parties to this Agreement), on which the Company will have received and accepted subscriptions and payments for the Minimum Offering Amount. In the event that subscriptions and payments for at least the Minimum Offering Amount has not been received and accepted by the Company and deposited with and collected by the Escrow Agent on or prior to the Minimum Offering Date, this Agreement will terminate and the Company will have no any further obligation or liability hereunder to the Agent or any other Soliciting Dealer except as provided in Sections 5 and 11 below. In the event of such termination, all purchase payments deposited with the Escrow Agent will be returned to the subscribers, without interest, and no selling commissions (as hereinafter described) will be payable.

(c) As soon as is practicable after the Minimum Offering Date, the Company will mail or otherwise furnish to the Agent written notification that subscriptions and payments for an aggregate of at least the Minimum Offering Amount has been received and accepted by the Company and deposited with and collected by the Escrow Agent.

5. COMPENSATION.

(a) For the services of the Agent in soliciting and obtaining purchasers of the Shares, the Company agrees to pay the Agent at the Initial Closing, each Interim Closing and the final closing of the Offering (the “Final Closing”), (i) a selling commission equal to eight percent (8%) of the aggregate gross proceeds received from the sale of Shares (the “Selling Commission”) for the period covered by solely the respective closing. In the event that the proposed offering is terminated prior to the Initial Closing for any reason by the Company other than a breach of the representations or warranties by the Agent prior to the completion of the Offering, the Company agrees to pay all accountable fees, costs and disbursements incurred and/or due and payable by Agent and its legal counsel. In the event that the proposed offering is terminated subsequent to the Initial Closing for any reason by the Company other than a breach of the representations or warranties by the Agent prior to the completion of the Offering, the Company agrees to pay an eight percent (8%) commission on all subscriptions of Shares accepted by the Company, plus all accountable fees, costs and disbursements incurred and/or due and payable by Agent and its legal counsel. In the event the Offering is terminated by Agent for any reason other than a breach of the representations or warranties by the Company, each party shall bear its own expenses relating to the offering.

(b) Upon the Initial Closing, Interim Closing and Final Closing, the Company will sell to the Agent or its designees at an aggregate price of one cent ($0.001) a warrant (the “Agent Warrant”) entitling the Agent to purchase an aggregate number of shares of Common Stock equal to seven percent (7%) of the aggregate number of shares of Common Stock sold in the period covered by solely the respective closing. The Agent Warrant is exercisable at any time after the effective date of the Registration Statement and shall expire, if not exercised, five (5) years from the effective date of the Registration Statement. The Warrant shall provide the holder with a right to purchase each share of Common Stock at an exercise price equal to $3.30, or 10% above the offering price, which exercise price shall be payable by the Agent in cash.

(c) The Selling Commissions will be paid, and Agent Warrants issued, at the time of the Initial Closing, each Interim Closing and the Final Closing of the sale of the Shares as follows: (i) on the date of the Initial Closing, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds on the sale of Shares, the Selling Commissions payable with respect to the Shares sold on or before the Minimum Offering Date and the Company shall direct its Transfer Agent to issue Agent Warrants as set forth above; and (ii) after the Minimum Offering Date, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds from the sale of Shares, the Selling Commissions and non-accountable expense allowance payable with respect to the Shares sold at the first Interim Closing and the Company shall direct its Transfer Agent to issue Agent Warrants as set forth above. For any subsequent Interim Closings, the Company will direct the Escrow Agent to remit to the Agent, from the proceeds from the sale of Shares, the selling commissions and non-accountable expense allowance payable with respect to the Shares sold after the previous Interim Closing Date and before the next Interim Closing Date and the Company shall direct its Transfer Agent to issue Agent Warrants as set forth above on such sales of Shares as are then being paid selling commission. The payment of commission and non-accountable expense allowance and the issuance of Agent Warrants shall proceed as above until the Final Closing.

6. FURTHER AGREEMENTS OF THE COMPANY.

(a) The Company covenants and agrees that it will pay or cause to be paid: (i) all expenses, if any, in connection with the soliciting and obtaining of purchasers of the Shares including reasonable travel expenses in connection with investor presentations, (ii) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including this Agreement and all other exhibits to the Registration Statement and any amendments or supplements thereto, and the Blue Sky Memorandum); and (iii) filing fees required in connection for offering and sale by the Agent under the securities or Blue Sky laws of the states and other jurisdictions designated in the Blue Sky Memorandum.

(b) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event will have occurred as a result of which, in the opinion of counsel for the Company, the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare an appropriate supplement or amendment thereto, and will deliver to the Agent such number of copies thereof as the Agent may reasonably request.

(c) For one (1) year from the expiration for the Offering Period, the Company will furnish directly to or cause to be furnished to the Agent: (i) On or prior to the date on which the same shall be sent to shareholders, each communication required to be delivered or otherwise furnished to the holders of Shares, including any annual or interim financial statements or other reports of the Company; (ii) Promptly after receipt thereof, a copy of any notice or communication mailed, telecopied or otherwise delivered to the Company pursuant to any of the agreements relating to any material matter regarding the sale of Shares; (iii) Within sixty (60) days following the end of each quarter, an unaudited balance sheet and income statement prepared as of the end of such quarter (although the Company will attempt to furnish such financial statements within forty-five (45) days following the end of each quarter); provided that the Agent may at any time notify the Company that copies of any or all of such communications need no longer be sent to it.

(d) The Company will furnish to the Agent promptly as soon as the same shall be filed copies of all filings by the Company on Form S-1, or other such forms, or other disclosure documents, as may be filed pursuant to the Exchange Act and any such equivalent filing with States or other political entities, for the Offering.

(e) The Company agrees that it will furnish or make available to the Agent or the Agent’s counsel any and all documentation reasonably requested in connection with the Agent’s due diligence efforts regarding information in the Registration Statement.

(f) The Company and all affiliates will not take any action in connection with the Offering which would cause the Offering not to comply with Section 5 of the Act.

(g) The Company will duly and timely file (i) with the Commission all required reports under the Exchange Act and (ii) all reports required to be filed under applicable state securities laws and regulations and by the regulatory agencies charged with enforcement thereof.

(h) The Company will notify the Agent immediately upon receipt thereof and confirm the notice in writing of the issuance by the Commission or any state securities administrator of any stop order suspending the effectiveness of any registration or qualification of the Shares for sale or enjoining the sale of the Shares or of the initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order shall be issued, to obtain the lifting of the stop order at the earliest possible time.

(i) The Company covenants that it will furnish to the Agent for its prior approval (as applicable), the form of each notice to be furnished by the Company to the Escrow Agent under the terms of the escrow agreement entered into among the Company, the Escrow Agent and the Agent relating to the Escrow Account.

(j) For a period of two (2) year after the date of this Agreement, (i) If the Company proposes to effect any subsequent equity, debt or derivative financing, including a public offering or private placement of the securities of the Company or its subsidiaries, the Company agrees to offer the Agent the right of first refusal to act as its exclusive financial advisor, sole global coordinator and sole bookrunner and pay to the Agent compensation that is at least as favorable to the Agent as the compensation provided to the Agent hereunder; provided, however, in the event the Agent provides written notice to the Company that it does not wish to act as its exclusive financial advisor, sole global coordinator and sole bookrunner in connection with the proposed transaction, this Section 6(j)(i) shall be waived; .(ii) The Company shall pay to the Agent a commission, and grant to the Agent warrants in an amount equal to the commissions and warrants payable to the Agent hereunder with respect to this Offering if any person that the Agent introduces to the Company invests in the Company, regardless of the type security issued to such person by the Company. (iii) If the Company decides to retain the services of an investment banking firm, the Company will notify the Agent about any Business Transaction (as hereinafter defined) and will consider the Agent’s proposal to act as the Company’s agent for the Business Transaction; provided, however, in the event that the Agent provides written notice that it does not wish to act as the Company’s agent for the Business Transaction, this Section 6(j) (iii) shall be waived. A “Business Transaction” means any merger involving the Company or any of its subsidiaries, the acquisition by the Company or any of its subsidiaries of any entity or the assets thereof and the acquisition of the Company or any of its subsidiaries by another entity. The Company agrees to pay the Agent compensation calculated in accordance with the Lehman formula if the Agent introduces an acquisition or merger candidate to the Company and the acquisition or merger is consummated.

(k) The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of Prospectus omitting certain information pursuant to Rule 430A of the Regulations, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Agent of such timely filing.

(l) The Company shall notify the Agent immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the blue sky or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company shall use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

(m) The Company shall, during the time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus.

(n) The Company shall deliver without charge to the Agent such number of copies of each Preliminary Prospectus as the Agent may reasonably request and, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, deliver without charge to the Agent two signed copies of the Registration Statement or such amendment thereto, as the case may be, including exhibits, and two copies of any supplement thereto, and deliver without charge to the Agent such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Agent may reasonably request for the purposes contemplated by the Act.

(o) The Company shall endeavor in good faith, in cooperation with the Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the blue sky or securities laws of such jurisdictions as agent may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Agent agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

(p) The Company shall make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than fifteen (15) months after the date of the Prospectus, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement. Comply with all provisions of all undertakings contained in the Registration Statement.

(q) The Company shall prior to the Initial Closing or any Interim Closings, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or this offering, without the Agent’s prior written consent.

(r) The Company shall for a period of twenty four (24) months after the date of’ the Prospectus, not, without the Agent’s prior written consent, which consent will not be unreasonably withheld, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock) except (i) in connection with an acquisition, (ii) upon the exercise of options granted pursuant to the Company’s stock option plan, (iii) on exercise of outstanding warrants, and (iv) upon exercise of securities of the Company held by the Agent, including the Agent Warrants.

(s) The Company shall file with the Commission all required information concerning use of proceeds of the Offering in Form 8-K in accordance with the provisions of the Exchange Act and to provide a copy of such reports to the Agent and its counsel.

(t) Supply to the Agent and its counsel at the Company’s cost, four bound volumes each containing material documents relating to the offering of the Shares within a reasonable time after the Final Closing, not to exceed 90 days.

(u) As soon as possible prior to the Effective Date, and as a condition of the Agent’s obligations hereunder, if requested by the Agent, have the Company listed on an accelerated basis, and to maintain such listing for not less than 10 years from the date of the Final Closing, in Standard & Poor’s Standard Corporation Records.

(v) Continue, for a period of two (2) years following the Effective Date of the Registration Statement, to appoint such auditors as are reasonably acceptable to the Agent (it being understood that the current auditors of the Company are acceptable to the Agent), which auditors shall (i) audit financial statements in accordance with Regulation S-B or Regulation S-X, if applicable, under the General Rules and Regulations of the Act and (ii) review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

(w) Cause its transfer agent to furnish the Agent a duplicate copy of the daily transfer sheets prepared by the transfer agent during the six-month period commencing on the Effective Date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Agent, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company’s expense, for a period of two (2) years after such six-month period.

(x) Refrain from filing a Form S-8 registration statement for a period of twelve (12) months from the Effective Date of the Registration Statement without the Agent’s prior written consent.

(y) Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company’s registration under the Exchange Act on a registration statement on Form 8-A.

(z) Comply with all provisions of all undertakings contained in the Registration Statement.

7. FURTHER AGREEMENTS OF THE AGENT.

(a) The Agent hereby represents that it is currently, and will remain throughout the offering of Shares, a member in good standing of the NASD. The Agent agrees that it will not allow commissions to be paid to any other broker-dealer, including foreign broker-dealers registered pursuant to the Exchange Act, unless such broker/dealer has executed an appropriate Agreement to sell the Shares and such Agreement contains substantially the same terms and conditions as this agreement.

(b) The Agent agrees that it will accept subscriptions only from investors who have received a copy of the Prospectus. The Agent will not give any information or make any representation in connection with the offering of the Shares other than those contained in the Prospectus furnished by the Company. The Agent will use only additional material which has been approved in writing by the Company prior to its first use.

(c) The Agent agrees that if and when the Company supplies it with copies of any supplement to the Prospectus, the Agent will affix such copies of such supplement to copies of the Prospectus already in the Agent’s possession, and that thereafter the Agent will only distribute Prospectuses containing such supplement and that the Agent will accept subscriptions only from investors who have received a copy of the Prospectus containing such supplement. The Agent further agrees to comply with all instructions from the Company concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

(d) The Agent agrees to solicit Subscribers only in the states and other jurisdictions in which the a Blue Sky Memorandum approved by the Company indicates that such solicitation can be made in accordance with any limitations described therein and in the states and jurisdictions in which the Agent is licensed or qualified to make offers and sales of the Shares.

8. CONDITIONS TO THE RIGHT OF THE COMPANY TO OBTAIN FUNDS.

The right of the Company to obtain funds from the Escrow Agent on the Minimum Offering Date is subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Minimum Offering Date, to the accuracy of the statements of the Company made pursuant to the provisions hereof, and to the following further conditions:

(a) No stop order suspending the effectiveness of any qualification of the Shares for sale or enjoining the sale of the Shares or of the initiation of any proceeding for that purpose or any amendment or supplement thereto will have been issued prior to the Minimum Offering Date and will be in effect at that date, and no proceedings for the issuance of such order will be pending or threatened at that date.

(b) On the Minimum Offering Date, there will have been furnished to the Agent the opinion of the counsel for the Company, dated as of the Minimum Offering Date, subject to such assumptions as such counsel will deem necessary to render such opinion, containing customary opinions for offerings of this type including, without limitation, opinions substantially to the effect that: (i) the Company is a corporation organized under the laws of the State of Maryland and is validly existing as a corporation under such laws; (ii) the sale of the Shares and the issuance of the Common Stock has been duly authorized (and to the extent necessary reserved) by all necessary corporate action on the part of the Company. When subscriptions for the Shares have been accepted by the Company and payment in full has been received, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable; (iii) this Agreement has been duly and validly authorized, executed and delivered, by and on behalf of the Company and constitutes the valid and binding agreement, enforceable in accordance with its terms, of the Company subject to any applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights, and to principles of a court of equity with respect to equitable remedies and defenses, from time to time in effect, and except as the indemnity provisions contained herein may be unenforceable for reasons of public policy under court decisions or regulations of the Commission; (iv) the terms and provisions of any agreements to which the Company or any subsidiary of the Company is a party which are exhibits to the Registration Statement or are referred to therein, substantially conform in all material respects to the descriptions thereof contained in the Registration Statement; (v) except as disclosed in the Prospectus, to the best of the Company’s counsel’s knowledge, information and belief, after making reasonable inquiry, the consummation of the transactions contemplated herein do not conflict with or result in a breach of any of the terms, provisions or conditions of any agreement or instrument to which the Company is a party or by which the Company may be bound, or violate any order, rule or regulation applicable to the Company of any court or governmental body or administrative agency having jurisdiction over the Company; (vi) except as disclosed in the Prospectus, to the best of the Company’s counsel’s knowledge, information and belief, after making reasonable inquiry, there is no litigation or governmental proceeding pending, threatened against or involving the property or business of the Company, which would materially and adversely affect the value of the assets or the operation of the business of the Company; (vii) the Registration Statement has become effective under the Securities Act, and, to counsel’s knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission; (viii) the Registration Statement and the Prospectus contained therein comply as to form with the Act and Regulations, in all material respects, except that counsel expresses no opinion with respect to the financial statements or other financial or statistical data contained in the prospectus; (ix) no facts have come to the attention of counsel that has caused it to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data and information, as to which counsel expresses no opinion) or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data and information, as to which counsel expresses no opinion).

(c) The representations and warranties of the Company herein will be true and correct in all material respects as of the Minimum Offering Date, as if made as of the Minimum Offering Date, and all agreements herein contained to be performed on the part of the Company at or prior to the Minimum Offering Date will have been so performed.

(d) Upon receipt by the Company of such certificates and documents, the Company will direct the Escrow Agent in writing to release to the Company the funds in the Escrow Account.

(e) At the Initial Closing Date and any Interim Closing Date, as the case may be, the Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Initial Closing Date or any Interim Closing Date, as the case may be, to the effect that the conditions set forth in Section 8 have been satisfied, that as of the date of this Agreement and as of the Initial Closing Date or any Interim Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Initial Closing Date or any Interim Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

(f) NASD Regulation, Inc., upon review of the terms of the Offering of the Shares, shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements. If any of the conditions specified in this Section 8 will not have been fulfilled when and as required by this Agreement, this Agreement and all Agent’s obligations hereunder may be canceled at, or at any time prior to, the Minimum Offering Date by Agent. Any such cancellation will be without liability on the Agent’s part; provided, however, Agent will be liable for all costs and disbursements incurred and/or due and payable by Agent and its legal counsel in connection with the Offering. Notice of such cancellation will be given to the Company at the address specified in Section 12 hereof, in writing, or by telecopy or telephone confirmed in writing.

9. INDEMNIFICATION.

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Agent, each Co-Underwriter and each of their respective officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Agent or any Co-Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys’ fees, expert witness fees, and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus (as from time to time amended and supplemented), or in any materials delivered in connection with the Offering, or (B) in any application or other document or communication (in this Section 9 collectively called an application) in any jurisdiction in order to qualify the Common Stock under the blue sky or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement; however, the Company shall have no liability under this Section 9 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to the Agent by or on behalf of the Agent expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action is brought against the Agent, the Co-Underwriters or any of their officers, directors, partners, employees, agents, or counsel, or any controlling persons of the Agent or Co-Underwriters (an indemnified party) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 9(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. The

Company agrees promptly to notify the Agent of the commencement of any litigation or proceedings against the Company or against any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

(b) The Agent agrees to indemnify and hold harmless the Company, the Company’s counsel, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent in Section 9(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company by the Agent, or by a person acting on behalf of the Agent, expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Agent to provide indemnity under the provisions of this Section 9(b) shall be limited to the amount which represents the compensation received by the Agent pursuant to this Agreement as of the date of Agent’s obligation to provide indemnity; provided, however, that the in the case of Agent’s negligence or willful misconduct, the obligation of the Agent to provide indemnity under the provisions of this Section 9(b) shall be limited to the amount which represents the product of the number of Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus, lawful interest and costs, including attorney’s fees. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, and the information under Underwriting constitute the only information furnished in writing by or on behalf of the Agent expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may he sought against the Agent pursuant to this Section 9(b), the Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a).

(c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for this Section 9 is for any reason held to be unavailable to the Agent or the Company, then the Company shall contribute to the damages paid by the Agent, and the Agent shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agent agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Neither the Agent nor any person controlling the Agent shall be obligated to make contribution hereunder which in the aggregate exceeds the amount which represents the compensation received by the Agent pursuant to this Agreement as of the date of Agent’s obligation to provide indemnity; provided, however, that the in the case of Agent’s negligence or willful misconduct, the obligation of the Agent to provide indemnity under the provisions of this Section 9(c) shall be limited to the amount which represents the product of the number of Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus, lawful interest and costs, including attorney’s fees. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Company. Anything in this Section 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and amounts to be paid in settlement of any claim, proceeding or action, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 clays prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10. EFFECTIVE DATE.

Provided that at least one counterpart of this Agreement will then have been executed and delivered, this Agreement will become effective upon delivery by the Company of telecopies, correspondence or other written notification to the Agent indicating the Registration Statement is declared effective and released for distribution.

11. SURVIVAL OF INDEMNITIES, WARRANTIES AND REPRESENTATIONS.

The respective indemnity agreements of the Company and Agent contained in Section 9 hereof, and the representations and warranties of the Company and Agent set forth herein, will remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Company or Agent, or any controlling person referred to in Section 9, and will survive the delivery of and payment for the Shares, and any successor of the Agent or the Company or of any such controlling person or any legal representative of any such controlling person, as the case may be, will be entitled to the benefit of the respective indemnity agreements.

12. NOTICES.

Except as is otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Company, such notice will be in writing addressed to the Company at 3709 Wooded Creek Dr, Farmers Branch, Texas 75244, Attention: William J. Amdall and to Tom Kenan, Fuller Tubb PC at 201 Robert S. Kerr Avenue, Suite 1000, Oklahoma City, Oklahoma 73102; and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Agent, such notice will be in writing addressed to the Agent at 822 W. Washington Blvd., Chicago, Illinois 60607, Attention: David Bonifield. Any notice referred to herein may be given in writing or by telecopy or telephone and if by telecopy or telephone will be immediately confirmed in writing. Notice (unless actual) will be effective upon mailing or telecopy transmission, as the case may be.

13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

This Agreement is made solely for the benefit of Agent, the Company and the controlling persons referred to in Section 9 hereof, and their respective successors and assigns, and no other person will acquire or have any right by virtue or this Agreement, and the term “successors and assigns,” as used in this Agreement, will not include any Purchaser.

14. GOVERNING LAW.

This Agreement is to be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

15. FURTHER CONDITIONS.

Until the Minimum Offering Date, this Agreement may be terminated by the Agent at its option by giving notice to the Company, if (a) the Company shall have become a party to any litigation which, in the opinion of counsel to the Agent, could have a material adverse effect on the value of the assets or operation of the business of the Company, (b) there shall have been, since the respective dates as of which information is in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company, which change in the Agent’s reasonable judgment shall render it inadvisable to proceed with the delivery of the Shares, (c) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God or other event or occurrence which, in the Agent’s reasonable judgment, will materially disrupt the financial markets of the United States, or (d) a general banking moratorium shall have been declared by federal or state authorities.

16. COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

17. ENTIRE AGREEMENT.

This Agreement sets forth the entire agreement of the Agent and the Company with respect to the subject matter hereof and terminates and supersedes all prior agreements and understandings between or among the Agent and the Company with respect to the subject matter hereof.

18. HEADINGS; BACKGROUND SECTION.

The descriptive headings in this Agreement have been inserted for convenience only and do not constitute a part of this Agreement. The provisions contained in the “Background” section of this Agreement shall be operative and shall represent the binding covenants, representations, warranties and agreements of the Parties.

IN WITNESS whereof, the parties have signed this Agreement as of the date first above written.

ALARON FINANCIAL SERVICES

By:	/s/ David Bonifield
Name:	David Bonifield
Title:	Senior Vice President

NORTH AMERICAN ROYALTY CORP

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Vice President